As filed with the Securities and Exchange Commission on December 20, 2001
                                                      Registration No. 333-_____

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)

          CAYMAN ISLANDS           4 GREENWAY PLAZA                N/A
(State or other jurisdiction of   HOUSTON, TEXAS 77046      (I.R.S. Employer
incorporation or organization)   (Address of Principal      Identification No.)
                                  Executive Offices)

                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)


                               ERIC B. BROWN, ESQ.
                           TRANSOCEAN SEDCO FOREX INC.
                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                     (Name and address of agent for service)

                                 (713) 232-7500
          (Telephone number, including area code, of agent for service)

                                             CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                           AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED        SHARE (1)             PRICE (1)        REGISTRATION FEE(2)
-----------------------------------------  ------------  --------------------  --------------------  -------------------

Ordinary Shares, par value $.01 per share     6,200,000  $              29.94  $        185,628,000  $         44,365.09
========================================================================================================================

(1) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the ordinary shares reported on the New York Stock Exchange Composite Tape on December 14, 2001.

(2) Pursuant to Rule 457(p) of the Securities Act of 1933, the Registrant hereby offsets the registration fee required in connection with this registration statement by the aggregate total dollar amount of $44,365.09 previously paid in connection with prior registration statements relating to securities offered thereunder that remain unsold. Accordingly, no registration fee is being paid in connection with this registration statement. The aggregate total dollar amount previously paid in connection with prior registration statements is the sum of the following: $21,118.00 of the filing fee previously paid on July 15, 1997 by Reading & Bates Corporation (an indirect wholly owned subsidiary of the Registrant, "Reading & Bates") in connection with its registration statement on Form S-8 (Registration No. 333-31317), $19,152.00 of the filing fee previously paid on October 12, 1999 by R&B Falcon Corporation (an indirect wholly owned subsidiary of the Registrant, "R&B Falcon") in connection with its registration statement on Form S-8 (Registration No. 333-88843), $4,061.00 of the filing fee previously paid on August 2, 2000 by R&B Falcon in connection with its registration statement on Form S-8 (Registration No. 333-42886), $34.09 of the filing fee previously paid on November 23, 1998 by R&B Falcon in connection with its registration statement on Form S-8 (Registration No. 333-67755).
================================================================================

     This Registration Statement is being filed by Transocean Sedco Forex Inc. pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-94543) filed with the Securities and Exchange Commission on January 12, 2000 are incorporated herein by reference.

ITEM  8.     EXHIBITS.

     *4.1 - Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective January 1, 2000 (incorporated by reference to Exhibit 10.7 to the registrants's Form 10-K for the year ended December 31, 1999)

     *4.2 - First Amendment to the Amended and Restated Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective January 1, 2000 (incorporated by reference to Exhibit
             10.9 to the registrants's Form 10-K for the year ended December 31,
             1999)

     4.3 - Second Amendment to the Amended and Restated Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective May 11, 2001

     5.1 - Opinion of Walkers, regarding the legality of securities to be issued by Transocean Sedco Forex Inc.

     23.1 -  Consent  of  PricewaterhouseCoopers  LLP

     23.2 -  Consent  of  Ernst  &  Young  LLP

     23.3 -  Consent  of  Arthur  Andersen  LLP

     23.4 -  Consent  of  Walkers  (contained  in  Exhibit  5.1)

     24.1 -  Powers  of  Attorney

     *    Incorporated  herein  by  reference  as  indicated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 18, 2001.

                                      TRANSOCEAN  SEDCO  FOREX  INC.

                                      By:     /s/  J.  Michael  Talbert
                                              -------------------------
                                              J.  Michael  Talbert
                                              Chief  Executive  Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON DECEMBER 13, 2001.

           Signature                              Title
-----------------------------  -------------------------------------------

                *              Chairman of the Board of Directors
-----------------------------
       Victor E. Grijalva

    /s/  J. Michael Talbert    Chief Executive Officer and Director
-----------------------------  (Principal Executive Officer)
      J. Michael Talbert

      /s/  Gregory Cauthen     Vice President, Chief Financial Officer
-----------------------------  and Treasurer (Principal Financial Officer)
         Gregory Cauthen

       /s/  Ricardo Rosa       Vice President and Controller
-----------------------------  (Principal Accounting Officer)
          Ricardo Rosa

                *              Director
-----------------------------
         Richard D. Kinder

                *              Director
-----------------------------
      Ronald L. Kuehn, Jr.

                *              Director
-----------------------------
        Arthur Lindenauer

                *              Director
-----------------------------
       Paul B. Loyd, Jr.

                *              Director
-----------------------------
       Martin B. McNamara

                *              Director
-----------------------------
          Roberto Monti

                *              Director
-----------------------------
     Richard A. Pattarozzi

                *              Director
-----------------------------
           Alain Roger

                *              Director
-----------------------------
         Kristian Siem

                *              Director
-----------------------------
        Ian C. Strachan

* By:/s/ William E. Turcotte
-----------------------------
       William E. Turcotte
       (Attorney-in-Fact)

     EXHIBIT  INDEX

EXHIBIT  NO.                         DESCRIPTION
------------                         -----------

     *4.1 - Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective January 1, 2000 (incorporated by reference to Exhibit 10.7 to the registrants's Form 10-K for the year ended December 31, 1999)

     *4.2 - First Amendment to the Amended and Restated Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective January 1, 2000 (incorporated by reference to Exhibit
             10.9 to the registrants's Form 10-K for the year ended December 31,
             1999)

     4.3 - Second Amendment to the Amended and Restated Long-Term Incentive Plan of Transocean Sedco Forex Inc., as amended and restated effective May 11, 2001

     5.1 - Opinion of Walkers, regarding the legality of securities to be issued by Transocean Sedco Forex Inc.

     23.1 -  Consent  of  PricewaterhouseCoopers  LLP

     23.2 -  Consent  of  Ernst  &  Young  LLP

     23.3 -  Consent  of  Arthur  Andersen  LLP

     23.4 -  Consent  of  Walkers  (contained  in  Exhibit  5.1)

     24.1 -  Powers  of  Attorney

     *    Incorporated  herein  by  reference  as  indicated.